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                                                LOGO: First Federal Lincoln Bank
                                                       Subscription & Community
                                                       Offering Stock Order Form
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                                                Bank Use

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                        First Federal Lincoln Bank           Expiration Date
                           Conversion Center            for Stock Order Forms:
                             XX Street                    Day, Month XX, 1998
                        Lincoln, Nebraska  XXXXX        12:00 Noon, Central Time
                              (XXX) XXX-XXXX
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IMPORTANT-PLEASE NOTE:  A properly completed original stock order form must be used to subscribe for Common Stock. Copies of this form are not required to be accepted. Please read the Stock Ownership Guide and Stock Order Form instructions as you complete this form.
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  (1) Number of Shares                               (2) Total Payment Due
--------------------------                         --------------------------
                             Subscription Price
                                X $ 20.00      =
--------------------------                         --------------------------
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The minimum number of shares that may be subscribed for is 25 and the maximum number of shares that may be subscribed for in the Subscription and Community Offering is XX,XXX shares. See instructions.
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[_] (3) Employee/Officer/Director Information
    Check here if you are an employee, officer or director of First Federal Lincoln Bank or a member of such person's immediate family living in the same household.
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    (4) Method of Payment/Check                      ---------------------------
    Enclosed is a check, bank draft or money order           Check Amount
    made payable to First Federal Lincoln Bank in
    the amount indicated in this box.                ---------------------------
    See Item 4 of the Stock Order Form instructions for orders on an aggregate basis equal to or exceeding to or exceeding $50,000.00.
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    (5) Method of Payment/Withdrawal
    The Undersigned authorizes withdrawal from the following account(s) at First Federal Lincoln Bank. Individual Retirement Accounts maintained at First Federal Lincoln Bank cannot be used. There is no penalty for early withdrawal used for this payment.
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             Account Number(s)            Withdrawal Amount(s)      Bank Use
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        Total Withdrawal Amount
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    (6) Purchaser Information

a. [_] Check here if you are an Eligible Account Holder of First Federal with a deposit account(s) totalling $50.00 or more on ______ XX, 199X. List account(s) below.

b. [_] Check here if you are a Supplemental Eligible Account Holder with a deposit account(s) totalling $50.00 or more on _____ XX, 199X. List account(s) below.

c.  [_] Check here if you were a depositor as of _____ X, 199X or a borrower with a loan(s) outstanding as of _____ X, 199X which continued to be outstanding as of _____ X, 199X. List account(s) or loan(s) below.
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    Account Title (Names on Accounts)         Account Number(s)     Bank Use
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  PLEASE NOTE: FAILURE TO LIST ALL YOUR ACCOUNTS MAY RESULT IN THE LOSS OF PART
  OR ALL OF YOUR SUBSCRIPTION RIGHTS. IF ADDITIONAL SPACE IS NEEDED, PLEASE UTILIZE THE BACK OF THIS STOCK ORDER FORM.
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    (7) Stock Registration/Form of Stock Ownership [ ][ ][ ]-[ ][ ]-[ ][ ][ ][ ]
[_] Individual          [_] Joint Tenants      [_] Tenants in Common
[_] Fiduciary (i.e. trust, estate, etc.)       [_] Company/Corp/Partnership
[_] Uniform Transfers to Minors Act            [_] IRA or other Qualified Plan-
                                                   Beneficial Owners SS#
    (8) Name(s) in which stock is to be registered (PLEASE PRINT CLEARLY)*
                                  ADDING THE NAME(S) OF OTHER PERSON(S) WHO ARE NOT OWNERS OF YOUR QUALIFYING ACCOUNT(S) WILL RESULT IN YOUR ORDER BECOMING NULL AND VOID
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      Name(s)                                      Social Security # or Tax ID

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      Name(s) continued                            Social Security # or Tax ID

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      Street Address                               County of Residence

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      City                         State    Zip Code

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    (9) Telephone - Daytime (  )    Evening (  )

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[_] (10) NASD Affiliation - Check here if you are a member of the National
    Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD Affiliation box, (i) not to sell, transfer or hypethocate the stock for a period of three months following issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of payment thereof.
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[_] (11) Associates - Acting in Concert
    Check here, and complete the reverse side of this form, if you or any associates (as defined on the reverse side of this form) or persons acting in concert with you have submitted other orders for shares in the Subscription and/or Community Offerings.
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    (12) Acknowledgment - To be effective, this Stock Order Form and accompanying Certification Form must be properly completed and physically received by First Federal Lincoln Bank no later than 12:00 Noon, Central Time, on Day, Month Date, 1998, unless extended; otherwise this Stock Order Form and all subscription rights will be void. The undersigned agrees that after receipt by First Federal Lincoln Bank, this Stock Order Form may not be modified, withdrawn or canceled without the Bank's consent and if authorization to withdraw from deposit accounts at the Bank has been given as payment for shares; the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I hereby certify that the Social Security or Tax ID Number and the information provided on this Stock Order Form is true, correct and complete, that I am not subject to back-up withholding, and that I am purchasing solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares herewith. It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Conversion of the Bank described in the accompanying Prospectus. The undersigned hereby acknowledges receipt of the Prospectus at least 48 hours prior to delivery of this Stock Order Form to the Bank. Federal regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. First Federal Lincoln Bank and First Lincoln Bancshares Inc. will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer.
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Signature                    Date         Signature                     Date

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                                                                BANK USE ONLY
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                                                                BANK USE ONLY
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       A SIGNED CERTIFICATION FORM MUST ACCOMPANY ALL STOCK ORDER FORMS
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Item (6)a,(6)b,(6)c-continued
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          Account Title (Names on Accounts)          Account Number(s)
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Item (11)-(continued)
List below all other orders submitted by you or Associates (as defined) or by persons acting in concert with you.

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      Name(s) listed on other Stock Order Forms        Number of Shares Ordered
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"Associate" is defined as: (i) any corporation or organization (other than the
Bank or a majority-owned subsidiary of the Bank) of which such person is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar fiduciary capacity; provided, however, such term shall not include First Lincoln Bancshares Inc.'s or First Federal Lincoln Bank's employee benefit plans in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of the Bank or the Holding Company or any subsidiaries thereof. Directors of the Bank or the Holding Company are not treated as associates solely because of their Board memberships.



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     YOU MUST SIGN THE FOLLOWING CERTIFICATION IN ORDER TO PURCHASE STOCK

                              CERTIFICATION FORM

   I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT INSURED OR GUARANTEED BY FIRST FEDERAL LINCOLN BANK, THE FEDERAL GOVERNMENT OR BY ANY GOVERNMENT AGENCY. THE ENTIRE AMOUNT OF AN INVESTOR'S PRINCIPAL IS SUBJECT TO LOSS.

   If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call ________________, ________________ located at ____________________ at (XXX) XXX-XXXX.

   I further certify that, before purchasing the Common Stock, par value $.01 per share, of First Lincoln Bancshares Inc. (the "Company"), the proposed holding company for First Federal Lincoln Bank, I received a Prospectus of the Company dated ____________, 199X relating to such offer of Common Stock.

   The Prospectus that I received contains disclosure concerning the nature of the Common Stock being offered by the Company and describes the risks involved in the investment in this Common Stock, including but not limited to the:

    1.                                                           (page  )
    2.                                                           (page  )
    3.                                                           (page  )
    4.                                                           (page  )
    5.                                                           (page  )
    6.                                                           (page  )
    7.                                                           (page  )
    8.                                                           (page  )
    9.                                                           (page  )
   10.                                                           (page  )
   11.                                                           (page  )
   12.                                                           (page  )
   13.                                                           (page  )
   14.                                                           (page  )

         THIS CERTIFICATION MUST BE SIGNED IN ORDER TO PURCHASE STOCK

    -----------------------------------    -----------------------------------
     Signature                 Date         Signature                  Date

    -----------------------------------    -----------------------------------
    -----------------------------------    -----------------------------------
     Name (Please Print)       Date         Name (Please Print)        Date

    -----------------------------------    -----------------------------------

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[Logo] FIRST LINCOLN BANCSHARES, INC.
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                             Stock Ownership Guide

Individual
Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.
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Joint Tenants
Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.
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Tenants in Common
Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.
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Uniform Transfer to Minors Act ("UTMA")
Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST", while the Uniform Transfers to Minors Act is "UTMA". Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the Nebraska Uniform Transfers to Minors Act will be abbreviated John Doe. CUST Susan Doe UTMA NE (use minor's social security number).
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Fiduciaries
Information provided with respect to stock to be held in a fiduciary capacity must contain the following:
 . The name(s) of the fiduciary, if an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title
   (name). If an individual and a corporation, list the corporation's title before the individual.
 . The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.
 . A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.
 . The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.
 . The name of the maker, donor or testator and the name of the beneficiary.
An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-87 for Susan Doe.
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                         Stock Order Form Instructions
Items 1 and 2-
Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $20.00 per share. The minimum purchase in the Subscription and Community Offerings is 25 shares. In the Subscription Offering, the maximum purchase by each Eligible Account Holder, Supplemental Eligible Account Holder or other member is $XXX,XXX (XX,XXX shares), and the maximum purchase in the Community Offering by any person, together with Associates or persons acting in concert is $XXX,XXX (XX,XXX shares). However, no person, together with Associates and persons acting in concert with such person, may purchase in the aggregate more than 1.0% of the shares offered. Based on the offering of XX,XXX,XXX shares 1.0% amounts to XXX,XXX shares. Eligible Account Holders desiring to purchase shares in the Community Offering must do so by obtaining from the Conversion Center an additional Stock Order Form and submitting a completed additional Stock Order Form which indicates the number of shares to be purchased in the Community Offering. First Federal Lincoln Bank and First Lincoln Bancshares Inc. have reserved the right to reject the subscription of any order received in the Community Offering, in whole or in part.
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Item 3-
Please check this box to indicate whether you are an employee, officer or director of First Federal Lincoln Bank or a member of such person's immediate family living in the same household.
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Item 4-
Payment for shares may be made in cash (only if delivered by you in person to a branch office of First Federal Lincoln Bank) or by check, bank draft or money order payable to First Federal Lincoln Bank. Your funds will earn interest at the Bank's passbook rate of interest until the Conversion is completed. DO NOT MAIL CASH TO PURCHASE STOCK! Please insert the total check(s) amount in this box if your method of payment is by check, bank draft or money order. Orders on an aggregate basis equal to or exceeding $50,000 must be accompanied by an official bank or certified check, check issued by a NASD-registered broker-dealer or by withdrawal authorization from a deposit account at the Bank.
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Item 5-
If you pay for your stock by a withdrawal from a deposit account at First Federal Lincoln Bank, insert the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account or Qualified Plan.
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Item 6-
a. Please check this box if you are an Eligible Account Holder with a deposit account(s) totalling $50.00 or more on ______XX, 199X.
b. Please check this box if you are a Supplemental Eligible Account Holder with a deposit account(s) totalling $50.00 or more on ______XX, 199X.
c. Please check this box if you were a depositor as of ______X, 199X or a borrower with a loan outstanding as of ____X, 199X which continued to be outstanding as of ____XX, 199X.
Please list all names on the account(s) and all account number(s) of accounts you had at these dates in order to insure proper identification of your purchase rights. Please note: Failure to list all your accounts may result in the loss of part or all of your subscription rights.
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Item 7,8 and 9-
The stock transfer industry has developed a uniform system of shareholder registrations that will be used in the issuance of your First Lincoln Bancshares Inc. Common Stock. Please complete items 7,8 and 9 as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening telephone number(s). We may need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under "Stock Ownership Guide".
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Item 10-
Please check this box if you are a member of the NASD or if this item otherwise applies to you.
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Item 11-
Please check this box if you or any associate (as defined on the reverse side of the Stock Order Form) or person acting in concert with you has submitted another order for shares and complete the reverse side of the Stock Order Form.
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Item 12-
Please sign and date the Stock Order Form and Certification Form where indicated. Before you sign, review the Stock Order Form, including the acknowledgement, and the Certification Form. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.
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You may mail your completed Stock Order Form and Certification Form in the envelope that has been provided, or you may deliver your Stock Order Form and Certification Form to any branch of First Federal Lincoln Bank. Your Stock Order Form and Certification Form, properly completed, and payment in full (or withdrawal authorization) at the subscription price must be physically received by First Federal Lincoln Bank no later than 12:00 noon, Central time, on __________, _____________ 1998 or it will become void. If you have any remaining questions, or if you would like assistance in completing your Stock Order Form and Certification Form, you may call our Conversion Center Monday through Friday from 10:00 a.m. to 4:00 p.m.
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